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                                                                    Exhibit h(2)

                     TRANSFER AGENCY AND SERVICE AGREEMENT

                             ---------------, 2001


Boston Financial Data Services, Inc.
1250 Hancock Street
Suite 300N
Quincy, Massachusetts 02169


Dear Sirs:

     In accordance with Article 10 of the Transfer Agency and Service Agreement, dated February 5, 2001 (the "Agreement"), between Credit Suisse Institutional Money Market Fund, Inc. (the "Fund") and Boston Financial Data Services, Inc. ("BFDS"), the Fund hereby notifies BFDS of the Fund's desire to have BFDS render services as transfer agent under the terms of the Agreement with respect to the Prime Portfolio and the Government Portfolio, two series of shares of the Fund.

     Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.


                                        Very truly yours,

                                        CREDIT SUISSE INSTITUTIONAL MONEY
                                        MARKET FUND, INC.

                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

Accepted:


BOSTON FINANCIAL DATA SERVICES, INC.

By:
   ------------------------------------
   Name:
   Title: